Exhibit 10.1

FIRST REFINANCING AND INCREMENTAL FACILITY AMENDMENT dated as of March 8, 2017 (this “Amendment”), to the Credit Agreement (as defined below) among Denali Intermediate Inc., as Holdings (“Holdings”), Dell Inc., as the Company (the “Company”), Dell International L.L.C. as a Borrower (“Dell International”), EMC Corporation as a Borrower (“EMC” and, together with Dell International, the “Borrowers”), the Lenders party hereto, Credit Suisse AG, Cayman Islands Branch, as Term Loan B Administrative Agent and Collateral Agent (the “Term Loan B Administrative Agent”) and JPMorgan Chase Bank, N.A., as Term Loan A/Revolver Administrative Agent (the “Term Loan A/Revolver Administrative Agent” and, together with the Term Loan B Administrative Agent, the “Administrative Agents”).

RECITALS

A. Holdings, the Company, the Borrowers, the Lenders party thereto from time to time and the Administrative Agents, are party to that certain Credit Agreement dated as of September 7, 2016 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).

B. The Credit Agreement permits the Borrowers (i) to obtain Credit Agreement Refinancing Indebtedness from any Lender or Additional Lender in respect of all or any portion of the Term Loans outstanding under the Credit Agreement in the form of Other Term Loans and Other Term Commitments pursuant to a Refinancing Amendment and (ii) to obtain Incremental Term Loans pursuant to an Incremental Facility Amendment.

C. On the First Refinancing Amendment Effective Date (as defined below), the Borrowers intend to (i) incur additional Term B Loans pursuant to Sections 2.21 and 9.02 of the Credit Agreement in an aggregate principal amount of up to $4,987,500,000.00 (any such resulting Term B Loans, the “Refinancing Term B Loans”), (ii) incur additional Term B Loans pursuant to Section 2.20 of the Credit Agreement in an aggregate principal amount of up to $500,000,000 (any such resulting Term B Loans, the “2017 Incremental Term B Loans” and, together with the Refinancing Term B Loans, the “New Term B Loans”) and (iii) use the proceeds of the New Term B Loans (A) to repay all Term B Loans outstanding immediately prior to the First Refinancing Amendment Effective Date (the “Original Term B Loans”) and accrued interest thereon and to pay fees and expenses incurred in connection with the foregoing and (B) to repay $500,000,000 aggregate principal amount of Indebtedness under the Margin Bridge Facility together with accrued and unpaid interest thereon. The 2017 Incremental Term B Loans are being incurred pursuant to clause (c) of the definition of “Incremental Cap”.

D. Subject to the terms and conditions set forth herein, the Person party hereto who has delivered a signature page as a Lender agreeing to provide New Term B Loans (a “New Term B Lender”) has agreed to provide a commitment (the “New Term B Commitment”) in an amount equal to $5,487,500,000.00. Any Lender holding Original Term B Loans immediately prior to the effectiveness of this Amendment is referred to herein as an “Existing Term B Lender”.

E. Credit Suisse Securities (USA) LLC, JPMorgan Chase Bank, N.A., Bank of America, N.A., Barclays Bank PLC, Citigroup Global Markets Inc., Goldman Sachs Bank USA, Deutsche Bank Securities Inc. and RBC Capital Markets are the joint lead arrangers and joint bookrunners for this Amendment and the New Term B Loans (the “First Refinancing Amendment Arrangers”).

F. In order to effect the foregoing, Holdings, the Company, the Borrowers and the other parties hereto desire to amend the Credit Agreement, subject to the terms and conditions set forth herein. This Amendment is (i) a Refinancing Amendment contemplated by Section 2.21 of the Credit Agreement to provide for the Refinancing Term B Loans, which is subject to the approval of Holdings, the Company, the Borrowers, the Administrative Agents and the Lender providing the Refinancing Term B Loans and (ii) an Incremental Facility Amendment contemplated by Section 2.20 of the Credit Agreement to provide for the 2017 Incremental Term B Loans, which is subject to the approval of the Company, the Borrowers, the Term Loan B Administrative Agent and each Lender providing the 2017 Incremental Term B Loans. This Amendment will become effective only on the First Refinancing Amendment Effective Date.

AGREEMENTS

In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Holdings, the Borrower, the New Term B Lenders and the Administrative Agents hereby agree as follows:

ARTICLE I.

Refinancing Amendment

SECTION 1.01. Defined Terms. Capitalized terms used herein (including in the recitals hereto) and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The rules of construction specified in Section 1.03 of the Credit Agreement also apply to this Amendment.

SECTION 1.02. New Term B Commitments. (a) Subject to the terms and conditions set forth herein, on the First Refinancing Amendment Effective Date, the New Term B Lender agrees to fund a New Term B Loan in a principal amount equal to $5,487,500,000.00.

(b) Subject to the terms and conditions set forth herein, pursuant to Section 2.20 and 2.21 of the Credit Agreement, effective as of the First Refinancing Amendment Effective Date, for all purposes of the Loan Documents, (i) the New Term B Commitments shall constitute “Term Commitments” and “Other Term Commitments”, (ii) the New Term B Loans shall constitute “Term Loans”, “Term B Loans” and “Other Term Loans” and (iii) the New Term B Lender shall become an “Additional Term Lender”, “Additional Lender”, a “Term B Lender”, a “Term Lender” and a “Lender” and shall have all the rights and obligations of a Lender holding a Term B Loan Commitment (or, following the making of a New Term B Loan, a Term B Loan).

(c) The Original Term B Loans of each Existing Term B Lender shall, immediately upon the effectiveness of this Amendment, be repaid in full (together with any unpaid fees and interest accrued thereon (including, unless waived by such Existing Term B Lender, funding losses payable to any Existing Term B Lenders pursuant to Section 2.16 of the Credit Agreement)) with the proceeds of the New Term B Loans and other funds available to the Borrowers. The Borrowers shall, on the First Refinancing Amendment Effective Date, pay to the Term Loan B Administrative Agent, for the accounts of the Existing Term B Lenders, all interest, fees and other amounts accrued to the First Refinancing Amendment Effective Date with respect to the Original Term B Loans.

(d) The obligation of the New Term B Lender to make New Term B Loans on the First Refinancing Amendment Effective Date is subject to the satisfaction of the following conditions:

(i) Immediately before and after giving effect to the borrowing of the New Term B Loans and the repayment in full of the Original Term B Loans, (x) the conditions set forth in paragraphs (a) and (b) of Section 4.02 of the Credit Agreement shall be satisfied on and as of the First Refinancing Amendment Effective Date, and the New Term B Lenders shall have received a certificate of a Responsible Officer dated the First Refinancing Amendment Effective Date to such effect and (y) the representations and warranties set forth in Section 2.01 shall be true and correct.

(ii) The Term Loan B Administrative Agent and the New Term B Lender shall have received a favorable legal opinion of (i) Simpson Thacher & Bartlett LLP, New York, Delaware and Texas counsel for the Loan Parties and (ii) Skadden, Arps, Slate, Meagher & Flom LLP, special Massachusetts counsel for the Loan Parties, in each case, covering such matters as the Administrative Agents may reasonably request and otherwise reasonably satisfactory to the Administrative Agents. The Borrowers hereby requests each such counsel to deliver such opinion.

(iii) The Term Loan B Administrative Agent shall have received (i) a certificate of good standing with respect to each of the Borrowers, the Company, Holdings and the Guarantors and (ii) a closing certificate executed by a Responsible Officer of each of the Borrowers, the Company and Holdings dated the First Refinancing Amendment Effective Date, substantially in the form of the closing certificate delivered in connection with the Credit Agreement, certifying as to the incumbency and specimen signature of each officer executing this Amendment or any other document delivered in connection herewith on behalf of each of the Borrowers, the Company and Holdings and attaching (A) a true and complete copy of the certificate of incorporation of each of the Borrowers, the Company and Holdings, including all amendments thereto, as in effect on the First Refinancing Amendment Effective Date, certified as of a recent date by the Secretary of State of the state of its organization, that has not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, (B) a true and complete copy of the by-laws of each of the Borrowers, the Company and Holdings as in effect on the First Refinancing Amendment Effective Date and at all times since the date prior to the date of the resolutions described in clause (C) below and (C) a true and complete copy of resolutions duly adopted by the

Board of Directors, of each of the Borrowers, the Company and Holdings authorizing the execution, delivery and performance of this Amendment and certifying that such resolutions have not been modified, rescinded or amended and are in full force and effect.

(iv) The Term Loan B Administrative Agent shall have received a certificate of the Company on behalf of each Loan Party (other than the Borrowers and Holdings), dated the First Refinancing Amendment Effective Date and executed by a Responsible Officer of the Company, certifying that, except as otherwise indicated therein, there have been no material amendments, supplements or modifications since the Effective Date to the documents delivered on the Effective Date pursuant to clauses (i) and (ii) of Section 4.01(d) of the Credit Agreement.

(v) The Term Loan B Administrative Agent shall have received a Borrowing Request in a form reasonably acceptable to the Term Loan B Administrative Agent requesting that the New Term B Lenders make the New Term B Loans to the Borrowers on the First Refinancing Amendment Effective Date.

(vi) The Term Loan B Administrative Agent shall have received a notice of prepayment with respect to the Original Term B Loans setting forth the information required by Section 2.11(f) of the Credit Agreement on the First Refinancing Amendment Effective Date.

(vii) The Term Loan B Administrative Agent and the First Refinancing Amendment Arrangers shall have received all documentation at least three Business Days prior to the First Refinancing Amendment Effective Date and other information about the Loan Parties that shall have been reasonably requested in writing at least 10 Business Days prior to the First Refinancing Amendment Effective Date and that the Administrative Agents or the First Refinancing Amendment Arrangers have reasonably determined is required by United States regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation Title III of the USA Patriot Act.

(viii) The Term Loan B Administrative Agent shall have received a certificate from the chief financial officer of the Company certifying that the Company and its Subsidiaries on a consolidated basis after giving effect to the transactions contemplated hereby are Solvent.

(ix) The conditions to effectiveness of this Amendment set forth in Section 1.04 hereof (other than paragraph (b) thereof) shall have been satisfied.

(x) Each Loan Party shall have entered into a reaffirmation agreement, in form and substance reasonably satisfactory to the Administrative Agents.

SECTION 1.03. Amendment of Credit Agreement. Effective as of the First Refinancing Amendment Effective Date, the Credit Agreement is hereby amended as follows:

(i) The following definitions are hereby added in the appropriate alphabetical order to Section 1.01 of the Credit Agreement (or, to the extent applicable, are hereby amended and restated in their entirety):

“First Refinancing Amendment” means the First Refinancing and Incremental Facility Amendment to this Agreement dated as of March 8, 2017, among Holdings, the Company, the Borrowers, the Term B Lenders party thereto and the Administrative Agents.

“First Refinancing Amendment Arrangers” means Credit Suisse Securities (USA) LLC, JPMorgan Chase Bank, N.A., Bank of America, N.A., Barclays Bank PLC, Citigroup Global Markets Inc., Goldman Sachs Bank USA, Deutsche Bank Securities Inc. and RBC Capital Markets.

“First Refinancing Amendment Effective Date” has the meaning assigned thereto in the First Refinancing Amendment.

“First Refinancing Amendment Reaffirmation Agreement” means the Reaffirmation Agreement dated as of March 8, 2017, among Holdings, the subsidiaries of Holdings party thereto and the Term Loan B Administrative Agent.

“New Term B Loans” has the meaning assigned thereto in the First Refinancing Amendment.

“Original Term B Loans” has the meaning assigned thereto in the First Refinancing Amendment.

(ii) Schedule 2.01(c) is hereby deleted from the Credit Agreement and replaced with the text: “[reserved]”.

(iii) The definition of “Applicable Rate” set forth in Section 1.01 of the Credit Agreement is hereby amended by:

(a)	amending and restating clause (a) in its entirety as follows:

“(a) with respect to any Term B Loan, (i) 1.50% per annum in the case of an ABR Loan, or (ii) 2.50% per annum in the case of a Eurocurrency Loan,” and

(b)	deleting clause (A) in its entirety and replacing it with the text “[reserved]”.

(iv) The definition of “Security Documents” set forth in Section 1.01 of the Credit Agreement is hereby amended by adding the text “, the First Refinancing Amendment Reaffirmation Agreement” after the text “the Mortgages” appearing in such definition.

(v) The definition of “Term B Commitment” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

““Term B Commitment” means, with respect to each Term B Lender, its obligation to make a New Term B Loan to the Borrowers pursuant to the First Refinancing Amendment. On the First Refinancing Amendment Effective Date the initial aggregate principal amount of the Term Commitments is $5,487,500,000.”

(vi) The definition of “Term B Loan” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

““Term B Loan” means a Term B Loan made pursuant to clause (c) of Section 2.01, and a New Term B Loan made pursuant to the First Refinancing Amendment.”

(vii) Clause (a) of Section 2.10 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Subject to adjustment pursuant to paragraph (c) of this Section, the Borrowers shall repay (i) Term A-2 Loan Borrowings on the dates and in the amounts set forth on Annex I and (ii) Term Loan B Borrowings on the last day of each of January, April, July and October (commencing on April 30, 2017) in the principal amount of Term B Loans equal to (A) the aggregate outstanding principal amount of the Term B Loans on the First Refinancing Amendment Effective Date (after giving effect to the First Refinancing Amendment) multiplied by (B) 0.25%, in each case together with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment; provided that if any such date is not a Business Day, such payment shall be due on the preceding Business Day.”

(viii) Clause (a)(i) of Section 2.11 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(a)(i) The Borrowers shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty (subject to the immediately succeeding proviso); provided that in the event that, on or prior to the six month anniversary of the First Refinancing Amendment Effective Date, the Borrowers (i) make any prepayment of Term B Loans in connection with any Repricing Transaction the primary purpose of which is to decrease the Effective Yield on such Term B Loans or (ii) effects any amendment of this Agreement resulting in a Repricing Transaction the primary purpose of which is to decrease the Effective Yield on the Term B Loans, the Borrowers shall pay to the Term Loan B Administrative Agent, for the ratable account of each of the applicable Lenders, (x) in the case of clause (i), a prepayment premium of 1% of the principal amount of the Term B Loans being prepaid in connection with such Repricing Transaction and (y) in the case of clause (ii), an amount equal to 1% of the aggregate amount of the applicable Term B Loans outstanding immediately prior to such amendment that are subject to an effective pricing reduction pursuant to such Repricing Transaction.”

(ix) Annex I to the Credit Agreement is hereby amended by deleting the second page thereof in its entirety.

(x) Section 5.10 of the Credit Agreement shall be amended by adding the following sentence at the end thereof:

“The Borrowers will use the proceeds of the Term B Loans on the First Refinancing Amendment Effective Date to (A) repay in full all of the Original Term B Loans (as defined in the First Refinancing Amendment) together with all accrued and unpaid interest, fees and other amounts due in respect thereof and (B) repay $500,000,000 aggregate principal amount of Indebtedness under the Margin Bridge Facility together with all accrued and unpaid interest, fees and other amounts due in respect thereof.”

SECTION 1.04. Amendment Effectiveness. This Amendment shall become effective as of the first date (the “First Refinancing Amendment Effective Date”) on which the following conditions have been satisfied:

(a) The Administrative Agents and the First Refinancing Amendment Arrangers (or their counsel) shall have received from (i) the Borrowers, (ii) Holdings, (iii) the Company, (iv) the New Term B Lender and (v) the Administrative Agents, either (x) counterparts of this Amendment signed on behalf of such parties or (y) written evidence satisfactory to the Administrative Agents (which may include facsimile or other electronic transmissions of signed signature pages) that such parties have signed counterparts of this Amendment.

(b) The conditions to the making of the New Term B Loans set forth in Section 1.02(d) hereof (other than clause (ix) thereof) shall have been satisfied.

(c) The Borrowers shall have obtained New Term B Commitments in an aggregate amount equal to $5,487,500,000. The Borrowers shall have paid in full, or substantially concurrently with the satisfaction of the other conditions precedent set forth in this Section 1.04 shall (A) pay in full (i) all of the Original Term B Loans, (ii) all accrued and unpaid fees and interest with respect to the Original Term B Loans and (iii) to the extent invoiced, any amounts payable to the Persons that are Existing Term B Lenders immediately prior to the First Refinancing Amendment Effective Date pursuant to Section 2.16 of the Credit Agreement and (B) repay $500,000,000 aggregate principal amount of Indebtedness under the Margin Bridge Facility together with all accrued and unpaid interest, fees and other amounts due thereon, in each case, with such payments to be made with the cash proceeds of the New Term B Loans to be made on the First Refinancing Amendment Effective Date and other funds available to the Borrower.

(d) The Administrative Agents and the First Refinancing Amendment Arrangers shall have received, in immediately available funds, payment or reimbursement of all costs, fees, out-of-pocket expenses, compensation and other amounts then due and payable in connection with this Amendment, including, to the extent invoiced at least one Business Day prior to the First Refinancing Amendment Effective Date, the reasonable fees, charges and disbursements of counsel for the Administrative Agents and the First Refinancing Amendment Arrangers.

(e) The Borrowers shall have paid to the First Refinancing Amendment Arrangers the fees in the amounts previously agreed in writing to be received on the First Refinancing Amendment Effective Date.

(f) The Borrowers shall have paid to the Term Loan B Administrative Agent for the account of each new Term B Lender a fee in an amount equal to 0.125% of the aggregate principal amount of New Term B Loans provided to the Borrowers on the First Refinancing Amendment Effective Date, which fees may take the form of original issue discount.

The Term Loan B Administrative Agent shall notify the Borrowers, the New Term B Lenders and the other Lenders of the First Refinancing Amendment Effective Date and such notice shall be conclusive and binding. Notwithstanding the foregoing, the amendment effected hereby shall not become effective and the obligations of the New Term B Lenders hereunder to make New Term B Loans will automatically terminate, if each of the conditions set forth or referred to in Sections 1.02(d) and 1.04 hereof has not been satisfied at or prior to 5:00 p.m., New York City time, on March 8, 2017.

ARTICLE II.

Miscellaneous

SECTION 2.01. Representations and Warranties. (a) To induce the other parties hereto to enter into this Amendment, the Borrowers represent and warrant to each of the Lenders, including the New Term B Lenders, and the Administrative Agents that, as of the First Refinancing Amendment Effective Date and after giving effect to the transactions and amendments to occur on the First Refinancing Amendment Effective Date, this Amendment has been duly authorized, executed and delivered by each of Holdings and the Borrowers and constitutes, and the Credit Agreement, as amended hereby on the First Refinancing Amendment Effective Date, will constitute, its legal, valid and binding obligation, enforceable against each of the Loan Parties in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b) The representations and warranties of each Loan Party set forth in the Loan Documents are, after giving effect to this Amendment on such date, true and correct in all material respects on and as of the First Refinancing Amendment Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects as of such earlier date).

(c) After giving effect to this Amendment and the transactions contemplated hereby on the relevant date, no Default or Event of Default has occurred and is continuing on the First Refinancing Amendment Effective Date.

(d) On the First Refinancing Amendment Effective Date, immediately after the consummation of the transactions contemplated under this Amendment to occur on the First Refinancing Amendment Effective Date, the Company and its Subsidiaries are, on a consolidated basis after giving effect to such transactions, Solvent.

SECTION 2.02. Effect of Amendment. (a) Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of, the Lenders or the Administrative Agents under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. The parties hereto acknowledge and agree that the amendment of the Credit Agreement pursuant to this Amendment and all other Loan Documents amended and/or executed and delivered in connection herewith shall not constitute a novation of the Credit Agreement and the other Loan Documents as in effect prior to the First Refinancing Amendment Effective Date. Nothing herein shall be deemed to establish a precedent for purposes of interpreting the provisions of the Credit Agreement or entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply to and be effective only with respect to the provisions of the Credit Agreement and the other Loan Documents specifically referred to herein.

(b) For U.S. federal income tax purposes, the Borrowers, each Lender and the Administrative Agents shall treat the Refinancing Term B Loans as fungible with the 2017 Incremental Term B Loans.

(c) On and after the First Refinancing Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and each reference to the Credit Agreement, “thereunder”, “thereof”, “therein” or words of like import in any other Loan Document, shall be deemed a reference to the Credit Agreement, as amended hereby. This Amendment shall constitute an Incremental Facility Amendment and a Refinancing Amendment entered into pursuant to Section 2.20 and Section 2.21, respectively, of the Credit Agreement and a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 2.03. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York. The provisions of

Sections 9.09 and 9.10 of the Credit Agreement shall apply to this Amendment to the same extent as if fully set forth herein.

SECTION 2.04. Costs and Expenses. The Borrowers agree to reimburse the Administrative Agents and the First Refinancing Amendment Arrangers for their reasonable out of pocket expenses in connection with this Amendment and the transactions contemplated hereby, including the reasonable fees, charges and disbursements of Cahill Gordon & Reindel LLP, counsel for the Administrative Agents and the First Refinancing Amendment Arrangers.

SECTION 2.05. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of any executed counterpart of a signature page of this Amendment by facsimile transmission or other electronic imaging means shall be effective as delivery of a manually executed counterpart hereof.

SECTION 2.06. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their officers as of the date first above written.

DENALI INTERMEDIATE INC.

BY	/s/ Janet B. Wright
	NAME:	Janet B. Wright
	TITLE:	Senior Vice President and Assistant Secretary

DELL INC.

BY	/s/ Janet B. Wright
	NAME:	Janet B. Wright
	TITLE:	Senior Vice President and Assistant Secretary

DELL INTERNATIONAL L.L.C.

BY	/s/ Janet B. Wright
	NAME:	Janet B. Wright
	TITLE:	Senior Vice President and Assistant Secretary

EMC CORPORATION

BY	/s/ Janet B. Wright
	NAME:	Janet B. Wright
	TITLE:	Senior Vice President and Assistant Secretary

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Term Loan B Administrative Agent and Collateral Agent

BY	/s/ Judith E. Smith
Name: Judith E. Smith
Title: Authorized Signatory

BY	/s/ D. Andrew Maletta
Name: D. Andrew Maletta
Title: Authorized Signatory

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

BY	/s/ Judith E. Smith
Name: Judith E. Smith
Title: Authorized Signatory

BY	/s/ D. Andrew Maletta
Name: D. Andrew Maletta
Title: Authorized Signatory

JPMORGAN CHASE BANK, N.A., as Term Loan A/Revolver Administrative Agent

BY	/s/ Bruce S. Borden
Name: Bruce S. Borden
Title: Executive Director